Exhibit 5.1

Chanson International Holding	D +1 345 815 1749
Harneys Fiduciary (Cayman) Limited	E tommy.tuohy@ogier.com
4th Floor, Harbour Place
103 South Church Street	Reference: 427101.00001/TTU
P.O. Box 10240
Grand Cayman KY1-1002
Cayman Islands

28 August 2024

Chanson International Holding (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to:

(a)	the offering and sale of up to 10,000,000 Class A ordinary shares of the Company with a par value of US$0.001 each (the Class A Ordinary Shares) or up to 10,000,000 Class A Ordinary Shares issuable upon the exercise of 10,000,000 pre-funded warrants (the Pre-Funded Warrants) to purchase Class A Ordinary Shares (sales of Pre-Funded Warrants, if sold, would reduce the number of Class A Ordinary Shares that the Company is offering on a one-for-one basis) that constitute the securities issued in connection with the best-efforts offering of the Company; and

(b)	the issue of up to 10,000,000 common warrants to Joseph Stone Capital, LLC, as the placement agent to acquire Class A Ordinary Shares (the Common Warrants, together with the Pre-Funded Warrants, collectively referred to as the Warrants),

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Chanson International Holding

28 August 2024

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association (as defined in Schedule 1) to issue the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents (as defined in Schedule 1)), to execute and deliver the Warrant Documents and to perform its obligations, and exercise its rights, under such documents.

Chanson International Holding

28 August 2024

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the issuance of the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents); and

(ii)	the execution and delivery of the Warrant Documents and the performance of its obligations, and the exercise of its rights, under such documents.

Class A Ordinary Shares

(d)	The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company in accordance with the Memorandum and Articles of Association upon:

(i)	payment in full of the consideration as set out in the Registration Statement, the applicable definitive Securities Purchase Agreement and the applicable definitive Warrant Document (as relevant);

(ii)	satisfaction of the terms set out in the Registration Statement, the applicable definitive Securities Purchase Agreement and the applicable definitive Warrant Document (as relevant); and

(iii)	the entry of those Class A Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, the Class A Ordinary Shares are only issued when they have been entered into the register of members of the Company.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

Chanson International Holding

28 August 2024

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP

Ogier (Cayman) LLP

Chanson International Holding

28 August 2024

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 26 July 2019 and the Certificate of Incorporation on Change of Name dated 18 December 2020, each issued by the Registrar (the Certificates of Incorporation).

2	The second amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 27 March 2021 (the Memorandum and Articles of Association).

3	A Certificate of Good Standing dated 21 August 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 28 August 2024 (the Resolutions).

5	The Register of Writs maintained by the office of the Clerk of Courts in the Cayman Islands as inspected by us on 28 August 2024 (the Register of Writs).

6	The Registration Statement.

7	The form of securities purchase agreement between the Company and the purchasers thereto for the offer, sale and issuance of Class A Ordinary Shares and Warrants (the Securities Purchase Agreement).

8	The form of the pre-funded warrant agreement constituting the Pre-Funded Warrant (the Pre-Funded Warrant Document).

9	The form of common warrant agreement constituting the Common Warrant (the Common Warrant Document, together with Pre-Funded Warrant Document, the Warrant Documents).

10	The form of the placement agency agreement between the Company and Joseph Stone Capital, LLC.

Chanson International Holding

28 August 2024

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificates of Incorporation, the Memorandum and Articles of Association, the Good Standing Certificate, the Director's Certificate and the Board Resolutions is accurate and complete as at the date of this opinion.

5	The Memorandum and Articles of Association are in full force and effect and have not been amended, varied, supplemented or revoked in any respect.

6	Where any document (including the Warrant Documents) has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

7	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	In authorising the issue and allotment of Class A Ordinary Shares and the execution and delivery of the Documents by the Company, the directors of the Company have acted in good faith with a view to the best interests of the Company and have exercised the standard of care, diligence and skill that is required of him or her.

9	Any individuals who sign or have signed documents (including the Warrant Documents) or give information on which we rely, are validly existing, in good standing and have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

10	The Documents have been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

11	The Documents have been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

Chanson International Holding

28 August 2024

Enforceability

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

13	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

14	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share Issuance

15	The Class A Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

16	The issued shares of the Company have been issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.

Authorisations

17	No Class A Ordinary Shares or Warrants will be issued unless and until all required Nasdaq approvals and shareholder approvals required by the rules and regulations of Nasdaq (if any) have been obtained. Any conditions to which such approvals are subject have been, and will continue to be satisfied or waived by the parties entitled to the benefit of them.

Chanson International Holding

28 August 2024

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Chanson International Holding

28 August 2024

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.